UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 23, 2012

Date of Report (Date of earliest event reported)

Rentrak Corporation

(Exact name of Registrant as specified in its charter)

Oregon	000-15159	93-0780536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7700 NE Ambassador Place

Portland, Oregon 97220

(Address of Principal Executive Offices and Zip Code)

503-284-7581

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Rentrak Corporation (the “Company”) was held on Thursday, August 23, 2012, in Portland, Oregon. Shareholders representing 9,805,053 shares, or 88.48% of the outstanding shares as of the June 26, 2012 record date, were present in person or were represented at the meeting by proxy. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows.

Proposal 1: Election of Directors

Each of the seven nominees for director was elected, and the voting results are set forth below:

Nominee	For	Withheld	Broker Non-Votes
William Engel	6,327,778	205,459	3,271,816
Richard Hochhauser	6,129,865	403,372	3,271,816
William Livek	6,444,551	88,686	3,271,816
Anne MacDonald	6,108,565	424,672	3,271,816
Martin O’Connor	6,448,392	84,845	3,271,816
Brent Rosenthal	6,444,551	88,686	3,271,816
Ralph Shaw	6,127,811	405,426	3,271,816

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of Grant Thornton LLP was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
9,772,594	29,459	3,000	—

Proposal 3: Advisory Approval of Named Executive Officer Compensation

The proposal to approve, as an advisory vote, the compensation of the Company’s named executive officers was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
5,905,175	547,272	80,790	3,271,816

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2012

RENTRAK CORPORATION

By:	/s/ David I. Chemerow
Name:	David I. Chemerow
Title:	Chief Operating Officer, Chief Financial Officer and Secretary